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                             IBM CREDIT CORPORATION
                                290 Harbor Drive
                                 P.O. Box 10399
                        Stamford, Connecticut 06904-2399

                             IBM Credit Corporation

                               Medium-Term Notes

                         AMENDMENT TO AGENCY AGREEMENT

                                                               November 17, 1994

CS First Boston Corporation
Park Avenue Plaza
New York, New York 10055

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Lehman Brothers
Lehman Government Securities Inc.
Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Merrill Lynch & Co.
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated
World Financial Center
New York, New York 10281

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Ladies and Gentlemen:

        The Agency Agreement dated March 13, 1992, as amended August 12, 1992, April 13, 1993, June 11, 1993 and August 17, 1993 (the "Agency Agreement"), contemplates the issuance from time to time by IBM Credit Corporation (the "Company") of up to $5,400,000,000 aggregate principal amount of the Company's Medium-Term Notes, of which the Company has issued and sold approximately $5,189,000,000 aggregate principal amount of Medium-Term Notes. The Agency Agreement is hereby amended to increase the aggregate





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principal amount of the Company's Medium-Term Notes which may be issued and sold from time to time by the Company thereunder to $8,400,000,000 and the aggregate principal amount of Medium-Term Notes which may be issued and sold from time to time thereunder on or after the date hereof to $3,211,000,000.

        The aggregate principal amount of Medium-Term Notes which may be issued and sold by the Company under the Agency Agreement and the aggregate principal amount which may be issued and sold from time to time thereunder on or after the date hereof shall be reduced by the aggregate principal amount of Registered Securities other than Medium-Term Notes issued and sold by the Company under the Registration Statement.

        In all other respects the Agency Agreement shall remain in full force and effect.

        This Amendment to the Agency Agreement may be executed in counterparts, and the executed counterparts shall together constitute a single instrument.


                                                 Very truly yours,

                                                 IBM CREDIT CORPORATION

                                                   By

                                                     /s/ Janet E. Andersen
                                                     ---------------------


AGREED TO:

CS FIRST BOSTON CORPORATION

  By

    /s/ Martha D. Bailey
    --------------------



   /s/ Goldman, Sachs & Co.
- ---------------------------
      (Goldman, Sachs & Co.)





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LEHMAN GOVERNMENT SECURITIES INC.
LEHMAN BROTHERS INC.

  By

     /s/ Bradley Jack
     --------------------



MERRILL LYNCH, PIERCE,
  FENNER & SMITH INCORPORATED

  By

     /s/ Scott G. Primrose
     -----------------------



SALOMON BROTHERS INC

  By

     /s/ Pamela Kendall
     ----------------------